EXHIBIT 99.1

FOR IMMEDIATE RELEASE
Contact:
David Almeida
Chief Financial Officer
Axsys Technologies, Inc.
(860) 257-0200
www.axsys.com

AXSYS TECHNOLOGIES ANNOUNCES SECOND QUARTER RESULTS

•                  Sales Increase 5.3% Over 2002

•                  Net Income Increases to $1.4 million

•                  Aerospace and Defense backlog of $43.9 Million Reaches Record Level

ROCKY HILL, CONN. – July 28, 2003 – Axsys Technologies, Inc. (NASDAQ: AXYS), a global leader in the design, manufacture and distribution of precision opto-mechanical components and assemblies for the aerospace, defense and high performance commercial markets, today announced results for the second quarter of 2003.

Sales totaled $21.7 million in the quarter ended June 28, 2003, compared to $20.6 million in the second quarter of 2002, an increase of $1.1 million, or 5.3 percent. In the second quarter of 2003, Axsys reported net income of $1.4 million, or $0.31 per share, compared to a net loss of  $2.1 million, or ($0.45) per share, in the quarter ended June 29, 2002. The net income for the second quarter of 2002 included a net loss from discontinued operations of $0.9 million, or ($0.19) per share.

The income tax provision for the second quarter of 2003 reflects only state income tax expense due to the utilization of $526,000 of the previously established federal tax valuation allowance.

Total company bookings in the second quarter of 2003 were $22.1 million compared to $19.9 million in the second quarter of 2002, an increase of  $2.2 million, or 11.1 percent. Second quarter 2003 bookings for the Aerospace and Defense Group were $14.5 million, representing a 9.6 percent increase over the comparable quarter in 2002. Aerospace and Defense bookings represented 65.7 percent of the total company bookings for the quarter and this segment’s backlog comprises 71.3 percent of Axsys’ total backlog at quarter end. During the second quarter of 2003, bookings within the Commercial Products Group totaled $2.1 million increasing 28.0 percent over the second quarter of 2002 while bookings in the Distributed Products Group were $5.5 million increasing 10.4 percent over the second quarter of 2002.

Sales within the Aerospace and Defense Group during the quarter totaled $12.6 million, an increase of 6.3 percent from the second quarter of 2002. Sales within the Commercial Products Group totaled $3.8 million, a 9.3 percent increase from the second quarter of 2002. The Distributed Products Group’s sales totaled $5.3 million, representing a 0.5 percent increase from the second quarter of 2002.

Gross margin in the second quarter of 2003 was 27.6 percent, which compares favorably to a 25.5 percent gross margin reported for the same period in 2002. The gross margin improvement over the prior year is primarily the result of higher operational efficiencies recognized in our Commercial Products Segment. In addition, gross margin in the second quarter of 2002 included a $136,000 charge for the write off of obsolete inventory.

Pre-tax income from continuing operations in the second quarter of 2003 was $1.5 million. This compares to a pre-tax loss of $0.7 million in the second quarter of 2002. The pre-tax loss for the second quarter of 2002 included $1.3 million of restructuring and special charges and $101,000 of operating losses related to the sale of our Teletrac, Inc. subsidiary.

Looking forward, Axsys expects continued growth in the Aerospace and Defense business, which is supported by the segment’s record backlog of $45.3 million at the end of the second quarter. Although it is difficult to accurately forecast future performance given changes in customer requirements and the impact that a single large order can have on our short-term financial results, it is anticipated that Axsys’ financial performance in the second half of 2003 will be comparable to the revenues and profitability achieved in the first half of 2003.

Axsys’ management invites you to listen to our conference call or our live audio web cast on July 29, 2003, at 10 a.m. ET regarding second quarter of 2003 financial results. The domestic dial-in number is (800) 833-9564, the international dial-in number is (212) 748-2724 and the access number is 21154108. This call is being web cast by CCBN and can be accessed at Axsys Technologies’ Web site at www.axsys.com.

A replay of the conference call will begin at 1:00 p.m.  ET on July 29, 2003, and will be available until August 4, 2003, at 1:00 p.m.  ET. The replay can be accessed by dialing (800) 633-8284 or, outside the U.S., (402) 977-9140, with an access number of 21154108.  The web cast replay will be available until August 29, 2003.

Axsys Technologies Inc. is a vertically integrated supplier of precision optical and motion control components and assemblies for high-technology applications, serving the aerospace, defense, semiconductor and graphic arts markets. For more information, contact Axsys Technologies Inc., at www.axsys.com.

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. One can identify these forward-looking statements by the use of the words such as “expect,” “anticipate,” “plan,” “may,” “will,” “estimate” or other similar expressions.  Because such statements apply to future events, they are subject to risks and uncertainties that could cause the actual results to differ materially.  Important factors, which could cause actual results to differ materially, are described in Axsys’ reports on Form 10-K and 10-Q on file with the Securities and Exchange Commission.

AXSYS TECHNOLOGIES, INC.

Consolidated Balance Sheets

(in thousands)

	June 28 2003	December 31, 2002
ASSETS	(Unaudited)
CURRENT ASSETS:
Cash and cash equivalents	$9,109	$9,920
Accounts receivable – net	12,962	10,068
Inventories – net	23,995	22,080
Income taxes – deferred and current	2,555	4,077
Other current assets	964	1,046
TOTAL CURRENT ASSETS	49,585	47,191

PROPERTY, PLANT AND EQUIPMENT – net	11,645	11,263

EXCESS OF COST OVER NET ASSETS ACQUIRED	3,600	3,600

OTHER ASSETS	319	318

TOTAL ASSETS	$65,149	$62,372

LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable	$5,037	$3,108
Accrued expenses and other liabilities	8,269	9,285
Deferred income	3,501	3,115
Current portion of capital lease obligation	781	1,055
TOTAL CURRENT LIABILITIES	17,588	16,563

CAPITAL LEASES, less current portion	885	1,191

OTHER LONG-TERM LIABILITIES	5,243	5,525

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS’ EQUITY:

Common stock	47	47
Capital in excess of par	39,585	39,587
Retained earnings	3,062	752
Treasury stock	(1,261)	(1,293)
TOTAL SHAREHOLDERS’ EQUITY	41,433	39,093

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$65,149	$62,372

See accompanying notes to consolidated financial statements

AXSYS TECHNOLOGIES, INC.

Consolidated Statements of Operations

(Unaudited, in thousands, except per share data)

	For the Three-Months Ended		For the Six-Months Ended
	June 28, 2003	June 29, 2002	June 28, 2003	June 29, 2002
		(Restated)		(Restated)

Net sales	$21,693	$20,586	$42,066	$39,678
Cost of sales	15,707	15,328	30,633	30,023
Gross margin	5,986	5,258	11,433	9,655

Selling, general and administrative expenses	3,959	4,494	8,062	8,500
Research, development and engineering expenses	583	475	1,054	1,065
Restructuring and special charges	—	794	—	2,075
Operating income (loss)	1,444	(505)	2,317	(1,985)
Interest expense	(47)	(50)	(98)	(105)
Interest income	26	36	56	90
Other income (expense)	81	(178)	144	(116)
Income (loss) from continuing operations before tax and cumulative effect of change in accounting principle	1,504	(697)	2,419	(2,116)
Provision for income taxes	(68)	(537)	(109)	(979)
Income (loss) from continuing operations before cumulative effect of change in accounting principle	1,436	(1,234)	2,310	(3,095)
Loss from discontinued operations	—	(859)	—	(1,758)
Cumulative effect of change in accounting principle	—	—	—	535
Net income (loss)	1,436	$(2,093)	$2,310	(4,318)

BASIC INCOME (LOSS) PER SHARE:
Income (loss) from continuing operations before cumulative effect of change in accounting principle	$0.31	$(0.26)	$0.50	$(0.66)
Loss from discontinued operations	—	(0.19)	—	(0.37)
Cumulative effect of change in accounting principle	—	—	—	0.11
Total	$0.31	$(0.45)	$0.50	$(0.92)

Weighted average basic common shares outstanding	4,656	4,699	4,656	4,698

DILUTED INCOME (LOSS) PER SHARE:
Income (loss) from continuing operations before cumulative effect of change in accounting principle	$0.31	$(0.26)	$0.49	$(0.66)
Loss from discontinued operations	—	(0.19)	—	(0.37)
Cumulative effect of change in accounting principle	—	—	—	0.11
Total	$0.31	$(0.45)	$0.49	$(0.92)

Weighted average dilutive common shares outstanding	4,693	4,699	4,680	4,698